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                                                                    Exhibit 23.5

[KPMG Logo]

          Chartered Accountants

          5 George's Dock                  Telephone  +353 1 410 1000
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          Dublin 1                         Internet   www.kpmg.ie
          Ireland

                                      KPMG

                        CONSENT OF CHARTERED ACCOUNTANTS

The Board of Directors
Airplanes Limited
22 Grenville Street
St Helier
Jersey
JE4 8PX
Channel Islands

The Trustees
Airplanes US Trust
1100 North Market Street
Rodney Square North
Wilmington
Delaware 19890-0001
United States

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the Airplanes Pass Through Trust Registration Statement on Form S-4 dated April 10, 2001 to be filed with the Securities and Exchange Commission.


KPMG
----------------------
KPMG
Chartered Accountants
Dublin, Ireland

April 10, 2001